          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          IMCLONE SYSTEMS INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee Required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 [IMCLONE LOGO]

                          IMCLONE SYSTEMS INCORPORATED
                               180 Varick Street
                               New York, NY 10014
                                 (212) 645-1405

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              DATE:  May 24, 2001
                         TIME:  10:00 A.M. (Local Time)
                   PLACE:  Le Parker Meridien Hotel New York
                              118 West 57th Street
                            New York, New York 10019

ITEMS OF BUSINESS:

     1. Election of ten directors.

     2. Ratification of the appointment of KPMG LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2001.

     3. Any other matters properly brought before the shareholders at the meeting.

RECORD DATE:

     Only holders of the common stock of record at the close of business on April 9, 2001 are entitled to notice of and to vote at the meeting.

ANNUAL REPORT:

     Our 2000 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING:

     It is important that your shares be represented and voted at the meeting. To vote, please complete, sign and date the enclosed proxy and promptly return it in the envelope provided. Sending in your proxy will not prevent you from voting in person at the meeting.

                                          By Order of the Board of Directors

                                          /s/ John B. Landes

                                          John B. Landes
                                          Secretary

New York, New York
April 23, 2001

                               TABLE OF CONTENTS

ABOUT THE MEETING...........................................      1
What is the purpose of the meeting?.........................      1
Who is entitled to vote?....................................      1
Who can attend the meeting?.................................      1
What constitutes a quorum?..................................      1
How do I vote?..............................................      1
Can I change my vote after I return my proxy card?..........      2
What are the Board's recommendations?.......................      2
What vote is required to approve each item?.................      2
How are votes counted?......................................      2
Who pays for this proxy solicitation?.......................      2
STOCK OWNERSHIP.............................................      3
Who are the largest owners of the Company's stock?..........      3
How much stock do certain beneficial owners and the
  Company's directors and certain officers own?.............      3
ITEM 1 -- ELECTION OF BOARD OF DIRECTORS....................      5
Nominees for Director.......................................      5
Business Experience of Nominees for Director................      6
Directors' Compensation.....................................      8
Information Concerning Board and Committee Meetings.........     10
Information Concerning Officers.............................     11
Certain Transactions........................................     13
Executive Compensation......................................     13
Report of the Compensation Committee on Executive
  Compensation..............................................     13
Compensation Committee Interlocks and Insider
  Participation.............................................     14
Summary Compensation Table..................................     15
Option Grants in Fiscal 2000................................     16
Option and Warrant Exercises and Values for Fiscal 2000.....     17
Common Stock Price Performance..............................     18
Report of the Audit Committee...............................     19
ITEM 2 -- RATIFICATION OF THE APPOINTMENT OF KPMG LLP FOR
  FISCAL 2001...............................................     20
Audit Fees..................................................     20
Financial Information Systems Design and Implementation
  Fees......................................................     20
All Other Fees..............................................     20
Stockholder Proposals for Fiscal 2001.......................     20
Appendix A -- Audit Committee Charter.......................    A-1

                                       (i)

                          IMCLONE SYSTEMS INCORPORATED
                               180 VARICK STREET
                            NEW YORK, NEW YORK 10014

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of ImClone Systems Incorporated (the "Company") to be held at 10:00 a.m., local time, on Thursday, May 24, 2001, at Le Parker Meridian Hotel, 118 West 57th Street, New York, New York 10019, and at any adjournments thereof. The Notice of Annual Meeting, this proxy statement and the accompanying proxy card are first being mailed to stockholders on or about April 24, 2001.

                               ABOUT THE MEETING

What is the purpose of the meeting?

     At the meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of Directors and ratification of the Company's independent auditors. In addition, the Company's management will report on the performance of the Company during fiscal 2000 and respond to questions from stockholders.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, April 9, 2001, are entitled to receive notice of the meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who may attend the meeting?

     Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person. All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. To ensure the availability of adequate space for ImClone Systems stockholders wishing to attend the meeting, priority seating will be given to stockholders of record, stockholders who hold their shares in "street name" (that is, through a broker or other nominee) and invited guests of management. In addition, a stockholder may bring one guest. In order that seating may be equitably allocated, a stockholder wishing to bring more than one guest must write to the Corporate Secretary of the Company in advance of the meeting and receive written concurrence.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 66,520,491 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

     The persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors (the "Board"). The Board's recommendation is "for" each of the items set forth in this proxy statement. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors.

     Other Items. For each other item, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such item will not be voted although it will be counted for purposes of determining the number of votes cast on the item. Accordingly, an abstention will have the effect of a negative vote. An abstention will, however, be counted for purposes of determining whether there is quorum.

How are votes counted?

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee will be able to vote your shares without instruction from you on matters that the New York Stock Exchange determines to be routine and will not be permitted to vote your shares on matters that the New York Stock Exchange does not determine to be routine. Thus, if you do not give your broker or nominee specific instruction on non-routine matters, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval on those matters. Shares represented by such "broker non-votes" will, however be counted in determining whether there is a quorum and in determining the number of votes cast on a routine item.

Who pays for this proxy solicitation?

     We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this. In addition, we have retained Corporate Investor Communications, Inc. to assist us in soliciting your proxy for a fee of $5,000 plus reasonable out-of-pocket expenses.

                                STOCK OWNERSHIP

Who are the Largest Owners of the Company's Stock?

     Except as set forth in the table below, the Company knows of no single person or group of related persons that is the beneficial owner of more than 5% of the Company's common stock. This is based solely on Schedule 13G and Schedule 13D reports filed with the Securities and Exchange Commission ("SEC") as of March 28, 2001.

How Much Stock Do Certain Beneficial Owners, the Company's Directors and Certain Officers Own?

     The following table shows the amount of common stock of the Company beneficially owned (unless otherwise indicated) by persons or groups of related persons that beneficially own greater than 5% of the Company's common stock, the Company's directors, the Named Officers in the Summary Compensation Table below and the directors and executive officers of the Company as a group. Except as otherwise indicated, all information is as of March 28, 2001. "Beneficial Ownership" is a technical term defined by the SEC to mean more than ownership in the usual sense. For example, you "beneficially own" our common stock if you own it directly or indirectly (e.g., through a relationship, a position as a director or trustee or through an agreement). The table below, as well as all other portions of this proxy statement, give effect to the Company's 2-for-1 stock split, effected in the form of a dividend, in October 2000.

                                                              BENEFICIALLY      BENEFICIALLY
BENEFICIAL OWNER(1)                                              OWNED            OWNED(2)
-------------------                                           ------------      ------------
FMR Group...................................................    9,820,438(3)        14.7%
  82 Devonshire Street
  Boston, Massachusetts 02109
Samuel D. Waksal, Ph.D. ....................................    4,506,733(4)         6.6%
Harlan W. Waksal, M.D. .....................................    3,618,560(5)         5.3%
Robert F. Goldhammer........................................    1,641,552(6)         2.4%
John B. Landes..............................................      510,500(7)           *
John Mendelsohn, M.D. ......................................      452,952(8)           *
David M. Kies...............................................      400,015(9)           *
Vincent T. DeVita, Jr., M.D. ...............................      206,684(10)          *
Paul B. Kopperl.............................................      191,420(11)          *
William R. Miller...........................................      138,094(12)          *
Richard Barth...............................................      135,000(13)          *
Ronald A. Martell...........................................       84,640(14)          *
S. Joseph Tarnowski, Ph.D. .................................       54,648(15)          *
Arnold J. Levine............................................       49,974(16)          *
All directors and executive officers as a group (10
  persons)(17)..............................................   11,340,984(17)       15.7%

---------------
  *  Less than 1%.

 (1) Unless otherwise noted, each person's address is in care of ImClone Systems Incorporated, 180 Varick Street, Sixth Floor, New York, New York 10014.

 (2) The percentage of voting stock owned by each stockholder is calculated by dividing (1) the number of shares deemed to be beneficially held by such stockholder as of March 28, 2001, as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by (2) the sum of (A) 66,489,780, which is the number of shares of common stock outstanding as of March 28, 2001 plus (B) the number of shares of common stock issuable upon exercise of currently exercisable options and warrants held by such stockholder. For purposes of this security ownership table "currently exercisable options" and "currently exercisable warrants" consist of options and warrants exercisable as of March 28, 2001 or within 60 days after March 28, 2001.

 (3) This information is as of December 31, 2000 and was obtained from a
     Schedule 13G amendment filed with the SEC on February 14, 2001. It includes a total of 232,345 shares of common stock issuable upon conversion of $12,800,000 principal amount of ImClone Systems Incorporated 5 1/2% convertible notes due 2005. FMR Group is the parent company of various Fidelity funds and related parties.

 (4) Includes 2,060,000 shares issuable upon the exercise of currently exercisable options.

 (5) Includes 2,080,000 shares issuable upon the exercise of currently exercisable options and 5,200 shares owned by Dr. Waksal's sons.

 (6) Includes 352,084 shares issuable upon the exercise of currently exercisable options; 620,600 shares issuable upon the exercise of currently exercisable warrants; and 15,000 shares held by Mr. Goldhammer's spouse.

 (7) Includes 290,000 shares issuable upon exercise of currently exercisable options.

 (8) Consists of 452,952 shares issuable upon the exercise of currently exercisable options.

 (9) Includes 115,000 shares issuable upon the exercise of currently exercisable options, 16,400 shares held by Mr. Kies as custodian for his minor son and 615 shares held by Mr. Kies' spouse as to which Mr. Kies disclaims beneficial ownership.

(10) Includes 206,084 shares issuable upon the exercise of currently exercisable options.

(11) Includes 150,000 shares issuable upon the exercise of currently exercisable options and 500 shares held by Mr. Kopperl's spouse as to which Mr. Kopperl disclaims beneficial ownership.

(12) Includes 42,500 shares issuable upon exercise of currently exercisable options.

(13) Consists of 135,000 shares issuable upon exercise of currently exercisable options.

(14) Includes 82,500 shares issuable upon exercise of currently exercisable options.

(15) Includes 53,500 shares issuable upon exercise of currently exercisable options.

(16) Consists of 49,974 shares issuable upon exercise of currently exercisable options and warrants.

(17) Includes an aggregate of (1) 6,264,194 shares issuable upon the exercise of currently exercisable options and warrants and (2) 1,115 shares as to which beneficial ownership is disclaimed. Notwithstanding that Mr. Martell, Dr. Tarnowski and Mr. Landes are included in the Summary Compensation Table included in this proxy statement, shares held by Mr. Martell, Dr. Tarnowski and Mr. Landes have not been included as they are not considered to be executive officers of ImClone Systems.

                                 PROPOSAL NO. 1

                         ELECTION OF BOARD OF DIRECTORS

     An entire Board of Directors, consisting of ten members, will be elected at the meeting. The directors elected will hold office until their successors are elected, which should occur at the next annual meeting.

     Nominations. At the meeting, the Board of Directors will nominate the persons named in this proxy statement as directors. Although we do not know of any reason why any of these nominees might not be able to serve, the Board of Directors will propose a substitute nominee if any nominee is not available for election.

     General Information About the Nominees. All of the nominees are currently directors of the Company. Each of the nominees has agreed to be named in the proxy statement and to serve as a director if elected.

NOMINEES FOR DIRECTOR

                                                                                   DIRECTOR OF
                 NAME                         CURRENT POSITION WITH COMPANY       COMPANY SINCE
                 ----                         -----------------------------       -------------
Richard Barth(1)(2)....................  Director                                     1996
Vincent T. DeVita, Jr., M.D.(5)........  Director                                     1992
Robert F. Goldhammer(2)(3)(4)..........  Chairman of the Board                        1984
David M. Kies(2)(4)....................  Director                                     1996
Paul B. Kopperl(1)(2)(4)...............  Director                                     1993
Arnold J. Levine, Ph.D.................  Director                                     2000
John Mendelsohn, M.D.(4)(5)............  Director                                     1998
William R. Miller(1)(4)................  Director                                     1996
Harlan W. Waksal, M.D.(3)(4)(5)........  Executive Vice President, Chief              1984
                                         Operating Officer and Director
Samuel D. Waksal, Ph.D.(3)(5)..........  President, Chief Executive Officer and       1985
                                           Director

---------------
(1) Member of Audit Committee

(2) Member of Compensation and Stock Option Committee

(3) Member of Executive Committee

(4) Member of Nominating and Corporate Governance Committee

(5) Member of Research Oversight Committee

                  BUSINESS EXPERIENCE OF NOMINEES FOR DIRECTOR

     RICHARD BARTH, 69, has been a Director of the Company since October 1996. Mr. Barth served as Chairman of the Board of Ciba-Geigy Corporation, United States ("Ciba-Geigy") from 1990 until December 1996, and was President and Chief Executive Officer of Ciba-Geigy from 1986 until April 1996. Mr. Barth is a member of the Board of Directors of numerous organizations, including The Bank of New York, Bowater, Inc. and New York Medical College.

     VINCENT T. DEVITA, JR., M.D., 66, has been a Director of the Company since February 1992. Since 1995, Dr. DeVita has served as Director of the Yale Cancer Center as well as Professor of Medicine and Professor of Epidemiology and Public Health at Yale University School of Medicine, New Haven, Connecticut. From September 1988 through June 1995, Dr. DeVita served as Attending Physician at Memorial Sloan Kettering Cancer Center ("Sloan Kettering"), New York, and through June 1991 as Physician-in-Chief. From 1980 to 1988, he served under Presidential appointment as Director of the National Cancer Institute ("NCI"), where he had held various positions since 1966. During his years with the NCI, Dr. DeVita was instrumental in developing the first successful combination cancer chemotherapy program. This work ultimately led to effective regimens of curative chemotherapy for a variety of cancers. Dr. DeVita's numerous awards include the 1990 Armand Hammer Cancer Prize and the 1982 Albert and Mary Lasker Medical Research Award for his contribution to the cure of Hodgkin's disease. Dr. DeVita received his M.D. from the George Washington University School of Medicine, Washington, D.C. in 1961.

     ROBERT F. GOLDHAMMER, 70, has served as the Company's Chairman of the Board since February 1991 and has been a Director of the Company since October 1984. Mr. Goldhammer has been a partner of Concord International Group, L.P. since 1991. He was a partner of Rohammer Corporation, a private investment company, from 1989 to 1991. He was a managing director of Kidder, Peabody Group Inc., an investment banking firm, from May 1988 to January 1989. He is a director of Esterline Technologies Corporation.

     DAVID M. KIES, 57, has been a Director of the Company since June 1996. Mr. Kies is a Partner of the New York based law firm Sullivan & Cromwell, specializing in mergers and acquisitions, securities and general corporate matters.

     PAUL B. KOPPERL, 67, has served as a Director of the Company since December 1993. He is President of Pegasus Investments, Inc., Boston, a private investment management firm established in 1994. He has served as President of Delano & Kopperl, Inc., a private business strategy and venture investing firm in Boston and its predecessor firms from 1976 to the present. From 1967 through 1975, he was Vice President and a principal of Kidder, Peabody & Co. Incorporated, New York an investment banking firm. From 1959 to 1967 he was an associate with Goldman, Sachs & Co., New York. Mr. Kopperl is a Trustee and Governor of the Dana-Farber Cancer Institute, Boston and a member of its Executive, Investment and Trustee Science Committees. He serves as Advisor to the Dean, Harvard School of Public Health. Over the years he has served as a trustee or director of numerous businesses and not-for-profit educational, performing arts and social welfare organizations.

     ARNOLD J. LEVINE, PH.D., 60, has served as a member of the Board since April 2000. Dr. Levine is a cancer biologist and is President of Rockefeller University. Previously, Dr. Levine was the Harry C. Wiess Professor of Life Sciences at Princeton University, where he founded Princeton's molecular biology department during a 12-year tenure that saw the department grow to include two research laboratories and 35 faculty members. Prior to his work at Princeton, Dr. Levine was Chairman at SUNY Stony Brook School of Medicine. Dr. Levine is also a Director of PE Corporation, Baxter International, Inc., Genomica Corp. and Advanced Medicine.

     JOHN MENDELSOHN, M.D., 64, has been a Director of the Company since February 1998. He has served as the President of M.D. Anderson Cancer Center, University of Texas, where he has also been Professor of Medicine since 1996. From 1985 to 1996 he was Chairman of the Department of Medicine at Sloan Kettering, New York, as well as holder of the Winthrop Rockefeller Chair in Medical Oncology at Sloan Kettering. He was also Professor and Vice-Chairman of Medicine at Cornell University Medical College and an attending physician at both Memorial and New York Hospitals. Dr. Mendelsohn served on the faculty of the University of California, San Diego and was instrumental in the creation of the University's Cancer Center, where he served as Director from 1976 to 1985. Dr. Mendelsohn's work has focused on growth factors and their role in regulating the proliferation of cancer cells through cell surface receptors. Dr. Mendelsohn was responsible for developing specific monoclonal antibodies that block receptors, including epidermal growth factor receptors, which mediate growth factor activation of cell growth and division. Dr. Mendelsohn is currently a board member of Enron Corp., the Richard Lounsbery Foundation and the Greater Houston Partnership, and a fellow of the New York Academy of Medicine. In 1997, Dr. Mendelsohn was elected to the Institute of Medicine of the National Academy of Sciences.

     WILLIAM R. MILLER, 72, has been a Director of the Company since June 1996. Mr. Miller served as Vice Chairman of the Board of Directors of the Bristol-Myers Squibb Company from 1985 until 1991, at which time he retired. Mr. Miller is a director of Isis Pharmaceuticals, Inc. and Transkaryotic Therapies, Inc. He is Chairman of the Board of Vion Pharmaceuticals, Inc. He is Chairman of the Board of Trustees of the Cold Spring Harbor Laboratory and is a past Chairman of the Board of the Pharmaceutical Manufacturers Association. Mr. Miller is a Trustee of the Manhattan School of Music, Metropolitan Opera Association and Opera Orchestra of New York. He is a member of Oxford University Chancellor's Court of Benefactors, Honorary Fellow of St. Edmund Hall and Chairman of the English-Speaking Union of the United States.

     HARLAN W. WAKSAL, M.D., 48, is a founder of the Company and has been a Director since April 1984. He has directed the Company's research and development since April 1985, and has served as the Company's Executive Vice President and Chief Operating Officer since March 1987. From 1985 to March 1987, Dr. Waksal served as the Company's President. Dr. Waksal received his training in Internal Medicine from Tufts-New England Medical Center Hospital and in Pathology from Kings County Hospital in Brooklyn, New York from 1982 to 1987. From 1984 to 1985, Dr. Waksal was Chief Resident in Pathology at Kings County Hospital. He received his Medical Degree from Tufts University School of Medicine in 1979. He is currently Adjunct Assistant Professor in the Department of Pathology at Downstate Medical Center, New York. Dr. Harlan Waksal and Dr. Samuel Waksal are brothers.

     SAMUEL D. WAKSAL, PH.D., 53, President and Chief Executive Officer of the Company, is a founder of the Company and has been its Chief Executive Officer and a Director since August 1985 and President since March 1987. From 1982 to 1985, Dr. Waksal was a member of the faculty of Mt. Sinai School of Medicine as Associate Professor of Pathology and Director of the Division of Immunotherapy within the Department of Pathology. He has served as visiting Investigator of the National Cancer Institute, Immunology Branch, Research Associate of the Department of Genetics, Stanford University Medical School, Assistant Professor of Pathology at Tufts University School of Medicine and Senior Scientist for the Tufts Cancer Research Center. Dr. Waksal was a scholar of the Leukemia Society of America from 1979 to 1984. Dr. Waksal has been a visiting professor at the Weizmann Institute in Israel and the Pasteur Institute in France. He sits on the Board of Directors of ValiGen. Dr. Waksal currently serves on the Executive Committee of the New York Biotechnology Association, the Board of Advisors of Rockefeller University and is Chairman of the New York Council for the Humanities. Dr. Samuel Waksal and Dr. Harlan Waksal are brothers.

     THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE (PROPOSAL NO. 1 ON YOUR PROXY CARD).

                            DIRECTORS' COMPENSATION

CASH COMPENSATION

     Exclusive of the Chairman, each Director of the Company, who is not a full-time employee of the Company or who does not otherwise provide consulting services to the Company receives compensation of $10,000 per year, or a pro rata portion thereof for persons not serving the full fiscal year, for such person's services as a Director as well as reimbursement of the Director's reasonable out-of-pocket expenses incurred in connection with his Board and Board committee activities. The Chairman, who is not a full-time employee of the Company, receives $150,000 per year for his services as Chairman as well as reimbursement of his reasonable out of pocket expenses incurred in connection with his Board and Board committee activities. In addition, subject to the first sentence of this paragraph, the Chairman of each of the Board committee receives $5,000 per year as compensation for the services of each as Chairman.

DIRECTORS' STOCK OPTIONS

     Pursuant to the Company's 1996 Non-Qualified Stock Option Plan (the "1996 Non-Qualified Plan"), Directors who are not full-time employees of the Company automatically receive on each February 15th an option to purchase a specified number of shares of common stock. Individuals joining the Board during the course of the year receive a pro rata portion thereof. This specified number was 15,000 shares for 2000; however, the amount was increased to 30,000 shares in 2001 by vote of the Board due to the 2-for-1 stock split effected by the Company in 2000, except that for the Chairman who is not a full-time employee of the Company for whom this number was increased from 30,000 to 60,000 shares. Such options vest after one full year of service on the Board from the date of grant and have an exercise price equal to the fair market value of the common stock on the date of grant. Directors newly joining the Board who are not full-time employees of the Company are made a one-time option grant under the 1996 Non-Qualified Plan to purchase 50,000 shares of common stock. Such options vest as to 25% of the shares of common stock over the four-year period commencing with the date of grant, subject to such individual's continued service on the Board on the scheduled date of vesting, and have an exercise price equal to the fair market value of the common stock on the date of grant. From time to time, directors who are not full-time employees of the Company may be granted additional options in consideration for providing services on the Board. No such additional grants were made during 2000.

     The table below sets forth option grants to Directors who are not full-time employees of the Company during the year ended December 31, 2000 in consideration for such Directors serving on the Board:

                                                              NUMBER OF
NAME                                                           OPTIONS
----                                                          ---------
Richard Barth...............................................  30,000(1)
Vincent T. DeVita, Jr. .....................................  30,000(1)
Robert F. Goldhammer........................................  60,000(1)
David M. Kies...............................................  30,000(1)
Paul B. Kopperl.............................................  30,000(1)
Arnold J. Levine............................................  21,474(2)
                                                              50,000(2)
John Mendelsohn.............................................  30,000(1)
William R. Miller...........................................  30,000(1)

---------------
(1) These options were granted automatically pursuant to the terms of the 1996 Non-Qualified Plan on February 15, 2000 at a per share exercise price of $38.91 which is equal to the fair market value of the common stock on the date of grant. They vested and became exercisable in their entirety on February 15, 2001 and terminate February 14, 2010.

(2) Dr. Levine joined the Board on April 14, 2000. The option to purchase 21,474 shares was granted to Dr. Levine as a pro rata amount of the automatic option grant to purchase 30,000 shares under the 1996

    Non-Qualified Plan due to the fact that he would not be serving the full fiscal year. This option is exercisable at a per share exercise price of $34.50 which is equal to the fair market value of the common stock on the date of grant. It vested in its entirety on April 14, 2001 and terminates on April 13, 2010. The option to purchase 50,000 shares was issued in accordance with Company policy when Dr. Levine joined the Board and is exercisable at a per share exercise price of $34.50 which is equal to the fair market value of the common stock on the date of grant. It vests as to 25% of the shares of common stock over the four-year period commencing with the date of grant, subject to such individual's continued service on the Board.

                   INFORMATION CONCERNING BOARD AND COMMITTEE
                      MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors oversees the business and affairs of the Company and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. During the year ended December 31, 2000, there were five meetings of the Company's Board. The Board also took certain actions by unanimous written consent. No incumbent director attended fewer than 75% of the total number of meetings of the Board and of the Committees of the Board on which he served, except for Dr. DeVita who attended four of the total number of meetings of the Board and of the Committees of the Board on which he served.

     The Company has an Executive Committee of the Board composed of Samuel D. Waksal (Chairman), Robert F. Goldhammer and Harlan W. Waksal. The Executive Committee acts for the Board when formal Board action is required between Board meetings. The Executive Committee has all the power of the full Board in the management of the business and affairs of the Company, except those powers that by law cannot be delegated by the Board. The Executive Committee did not meet formally during the year ended December 31, 2000.

     The Company has an Audit Committee of the Board composed of Paul B. Kopperl (Chairman), Richard Barth and William R. Miller. The primary functions of the Audit Committee are to monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance. The Audit Committee provides an avenue of communication among the independent auditors, management and the Board of Directors. The Audit Committee met three times during the year ended December 31, 2000.

     The Company has a Compensation and Stock Option Committee (the "Compensation Committee") of the Board composed of Robert F. Goldhammer (Chairman), Paul B. Kopperl, David M. Kies and Richard Barth. The Compensation Committee is responsible for developing executive compensation policies. The Compensation Committee also (i) determines annually the base salary to be paid to the Chief Executive Officer and determines bonuses and incentive awards to be paid from time to time to the Chief Executive Officer; and (ii) approves annually a salary plan for other senior officers (on the recommendation of the Chief Executive Officer in conjunction with other senior personnel) and approves bonuses and incentive awards to be paid from time to time to such senior officers. The Compensation Committee also administers the Company's various stock option and purchase plans, including the granting of options under the option plans. The Compensation Committee met one time during the year ended December 31, 2000 and also took certain actions by unanimous written consent.

     The Company has a Nominating and Corporate Governance Committee composed of David M. Kies (Chairman), Paul B. Kopperl, John Mendelsohn, William R. Miller, Robert F. Goldhammer and Harlan W. Waksal. The Nominating and Corporate Governance Committee considers and makes recommendations to the Board regarding Board and committee nominees and membership, director performance and officer candidates. The Nominating and Corporate Governance Committee also considers and makes recommendations to the Board with respect to corporate organizational and governance matters. The Nominating and Corporate Governance Committee met one time during the year ended December 31, 2000. The Nominating and Corporate Governance Committee considers nominations for director made by stockholders of the Company in accordance with the procedures for submission of proposals at annual or special meetings of stockholders set forth in the Company's Amended and Restated By-laws.

     The Company has a Research Oversight Committee composed of Samuel D. Waksal (Chairman), Vincent T. DeVita, Jr., John Mendelsohn and Harlan W. Waksal. The Research Oversight Committee participates on behalf of the Board in monitoring the research focus of the Company. The Research Oversight Committee did not meet formally during the year ended December 31, 2000.

                        INFORMATION CONCERNING OFFICERS

     Certain information concerning officers of the Company is provided below.

     SAMUEL D. WAKSAL, PH.D., is the President and Chief Executive Officer of the Company. Certain information concerning Dr. Waksal appears on page 7.

     HARLAN W. WAKSAL, M.D., is the Executive Vice President and Chief Operating Officer of the Company. Certain information concerning Dr. Waksal appears on page 7.

     PETER BOHLEN, PH.D., 58, has been Senior Vice President, Research of the Company since January 2001. He joined the Company in September 1996 as Vice President, Research. From November 1995 to July 1996 he was Senior Director of Ixsys, a privately-held biotechnology company. From October 1987 to June 1996 he was department head of the Molecular Biology Section of American Cyanamid's Medical Research Division and director of the company's angiogenesis program. He also has held academic positions at the Salk Institute, San Diego and the University of Zurich, Switzerland. Dr. Bohlen received his Ph.D. in chemistry from the University of Berne in Switzerland. In 1983, he received the Cloetta Award in Switzerland for his contributions in the field of protein analysis. He has authored or co-authored over 200 publications and is a named inventor on 26 patents.

     CHARLES DUNNE, 36, has been Vice President, Management Information Systems and Facilities since January 2001. Mr. Dunne, one of the Company's first employees, joined the Company in 1984 and has served it in a number of capacities, including Assistant Vice President, Management Information Systems and Facilities during 2000, Senior Director, Management Information Systems during 1999 and Director, Management Information Systems during 1998. Mr. Dunne supervised the construction of the Company's corporate headquarters and research laboratories and has implemented all systems at the Company since 1984.

     PAUL A. GOLDSTEIN, 36, has been Vice President, Financial Operations since January 2001. He joined the Company in January 1992 and has served in various capacities since that date, including Assistant Vice President, Finance during 2000, Senior Director, Finance and Controller from January 1998 through December 1999 and Controller from January 1995 through December 1997. Prior to joining the Company he was employed by Laventhol & Horwath, a certified public accounting firm in New York City. Mr. Goldstein is a certified public accountant.

     JOHN B. LANDES, 53, has served as Senior Vice President, Legal since January 2001 and General Counsel since 1992. He was Vice President, Legal from 1992 to 2000 and also Vice President, Business Development from 1992 through 1999. Prior thereto, he was Vice President, Administration and Legal since December 1984. He also has been Secretary of the Company since April 1985 and served as its Treasurer from April 1984 through September 1991, except for an interim period from December 1988 to February 1991. From 1978 to 1984, Mr. Landes was an associate attorney with the Boston law firm of Mahoney, Hawkes and Goldings.

     LILY WAIYEE LEE, PH.D., 45, joined the Company in April 2001 as its Vice President, Regulatory. Dr. Lee was employed at The Lipsome Company, Division of Elan Corporation, as its Vice President, Clinical & Regulatory Operations and Biostatistics from 1995 to April 2001 and as its Executive Director, Biostatistics and Data Management from 1993 through 1994. Prior to that time she was employed for over five years in various statistical positions at Ciba Consumer Pharmaceuticals, Division of Ciba Geigy. Dr. Lee earned a bachelor degree in statistics from the University of Minnesota and both a masters degree in Biostatistics and Ph.D. in Demography from the University of California, Berkeley.

     DANIEL S. LYNCH, 43, joined the Company in April 2001 as its Vice President, Finance and Chief Financial Officer. From May 1999 through March 2001, he served as Chief Financial Officer of Derby Cycle Corporation. Prior to this, Mr. Lynch served for 15 years in various capacities at Bristol-Myers Squibb Company, including from December 1998 through May 1999, as its Vice President, Finance, U.S. Pharmaceutical, Worldwide Medicines Group; from April 1998 through November 1998 as its Vice President, Finance, Technical Operations, Worldwide Medicines Group; from July 1997 through March 1998 as its Vice

President, Finance, Intercontinental, Worldwide Medicines Group; and from February 1995 through June 1997 as its Vice President, Finance, Worldwide Consumer Medicines Group.

     RONALD A. MARTELL, 39, has served as the Company's Vice President, Marketing and Sales since November 1998. Prior to joining the Company he worked at Genentech, Inc. for ten years where he held various positions. Most recently, from 1996 until joining the Company, he served as Genentech's Group Manager of Oncology Products where he directed the launch of Herceptin, Genentech's monoclonal antibody product approved to treat breast cancer. From 1995 to 1996 he served as Senior Product Manager where he launched Pulmozyme for cystic fibrosis in Europe. From 1994 through 1995 he served as Manger of Genentech's Piedmont Sales Division. Prior to that, he served from 1993 as Associate Product Manager for Genentech's Pulmozyme.

     MICHAEL NEEDLE, M.D., 41, has served as the Company's Vice President, Clinical Affairs since January 2001. He joined the Company in April 2000 as its Assistant Vice President, Clinical Affairs. Prior to joining the Company, Dr. Needle served as Director, Oncology Clinical Research of G.D. Searle, a Monsanto Company. From July 1993 through November 1997 Dr. Needle served as Assistant Professor of Pediatrics and Neurology, Children's Hospital of Philadelphia, University of Pennsylvania School of Medicine. Dr. Needle received a Bachelor of Arts degree in Physics from Binghamton University and a Doctor of Medicine degree from the State University of New York, Health Science Center at Brooklyn. Dr. Needle performed his residency in Pediatrics at Kings County Hospital in Brooklyn and his Pediatric Hematology/Oncology fellowship at the Fred Hutchinson Cancer Research Center in Seattle and the University of Texas, MD Anderson Cancer Center in Houston.

     GARY PAULTER, 38, has served as the Company's Vice President, Engineering and Facilities at its New Jersey location since January 2001. Mr. Paulter joined the Company in 1993 as Facilities Engineer and has served in various capacities since that date, including, Facility Manager from 1995 through 1996, Manager, Engineering & Facilities from 1997 through 1999 and Director, Engineering and Facilities from 1999 through 2000.

     ANDREA F. RABNEY, 34, has served as the Company's Vice President, Corporate Communications since January 2001. She joined the Company in 1993 as its Director, Corporate Development and Investor Relations and has served in several other managerial positions since that time, including Senior Director, Corporate Development & Investor Relations from 1998 to 1999 and Assistant Vice President, Corporate Communications during 2000. Prior to joining ImClone Systems, Ms. Rabney served as a compliance analyst at Smith Barney Shearson Inc. (now Salomon Smith Barney) where she was responsible for defining capital markets guidelines and procedures for foreign and institutional accounts and trading desks. Ms. Rabney holds a law degree from the Jacob D. Fuchsberg Law Center of Touro College.

     S. JOSEPH TARNOWSKI, PH.D., 47, has served as the Company's Vice President, Product and Process Development since January 1999. Prior to joining the Company, he held various positions with CellPro, Inc., the principal business of which was the development, manufacture and marketing of automated systems that utilize monoclonal antibodies to purify large quantities of specific cells for therapeutic and diagnostic applications. He joined CellPro in June 1992 as Vice President of Operations, was appointed to Vice President of Research and Development in June 1995 and became Senior Vice President and Chief Technical Officer in December 1996. From November 1986 to May 1992, Dr. Tarnowski was Director, Process and Product Development of Scios Nova Inc. (formerly California Biotechnology Inc.), a company that develops recombinant human proteins for therapeutic uses. Dr. Tarnowski received a Ph.D. in Biochemistry from the University of Tennessee in 1979 and was a Postdoctoral Fellow at the Roche Institute of Molecular Biology from 1979 through 1981.

     CATHERINE M. VACZY, 39, has served as the Company's Associate General Counsel since February 1997 and Vice President, Legal since January 2001. She served as its Assistant Vice President, Legal during 2000 and as its Senior Director, Legal, from 1997 through 1999. Prior to joining the Company, Ms. Vaczy served as a senior associate specializing in corporate and securities matters in the New York City office of Ross & Hardies, a Chicago-based law firm.

     LARRY WITTE, 56, has served as the Company's Vice President, Research since January 2001. He joined the Company in 1990 and has served in various capacities since that date, including Assistant Vice President, Research during 2000, Senior Director, Research during 1999 and Director, Research from 1994 to 1999. Since 1990, Dr. Witte has served as an Adjunct Professor of Anatomy and Cell Biology at Columbia University's College of Physicians and Surgeons. Dr. Witte oversees the Company's research activities relating to its Molecular and Cell Biology Laboratory. Dr. Witte is an authority in the areas of molecular and cell biology and cancer research and has authored or co-authored over 45 publications. Dr. Witte earned his Bachelor of Science degree in zoology and his Ph.D. in Physiology from Iowa State University; he did his postdoctoral in cell biology at Columbia's College of Physicians and Surgeons and completed a research fellowship in cell biology at the Mayo Clinic.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Ownership of and transactions in the Company's securities by executive officers and directors of the Company and owners of 10% or more of the Company's outstanding common stock are required to be reported to the SEC pursuant to
Section 16(a) of the Exchange Act. During the year ended December 31, 2000, based on information received by the Company, one form was untimely filed for each of Dr. Harlan Waksal, Mr. Robert F. Goldhammer, Mr. William Miller, Dr. Arnold J. Levine and two forms were untimely filed for Dr. Samuel Waksal.

                              CERTAIN TRANSACTIONS

     During the year ended December 31, 2000, the Company paid Dr. Vincent T. DeVita, Jr., a Director of the Company, a total of $100,000 for scientific consulting services provided to the Company by Dr. DeVita.

     The Company has accepted from its President and Chief Executive Officer, a full recourse, unsecured promissory note dated as of December 21, 2000 in the principal amount of $282,200. The note is payable upon the earlier of June 21, 2001 or demand by the Company and bears interest at an annual rate of 10 1/2% for the period that the loan is outstanding.

     In January 1998, the Company accepted a full recourse, unsecured promissory note totaling approximately $131,000 from its President and Chief Executive Officer in connection with the exercise of a warrant to purchase 174,610 shares of the Company's common stock. The note was due no later than two years from issuance. Interest was payable on the first anniversary date of the promissory note and on the stated maturity or any accelerated maturity at the annual rate of 8 1/2%. The note, including all interest, has been paid in full.

     The Company uses Concord Investment Management, a New York-based money management firm, to manage a substantial portion of the Company's debt security portfolio. The Company's Chairman of the Board is a limited partner of Concord Investment Management. The Company paid investment management fees to Concord Investment Management of approximately $412,000 in the year ended December 31, 2000.

                             EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE

  Overall Philosophy

     The Company's executive compensation philosophy is based on the premise that compensation should be set at levels that support the Company's business strategies and long-term objectives and relate to an individual's performance. The elements of the executive compensation package are base salary and participation in annual incentives, including stock options.

     In establishing base salaries, annual incentive awards and awards of stock options, the Compensation Committee considers the executive's annual review and periodic compensation surveys, including those provided by third parties covering the biopharmaceutical industry.

     The Compensation Committee uses no set formulas and may accord different weight to different factors for each executive. The Committee looks toward the progress of the Company's research and development programs, its ability to gain support for such programs, either internally or externally, its ability to attract, motivate and retain talented employees and its ability to secure capital sufficient for its product development to achieve rapid and effective commercialization as may be practicable.

  Deductibility of Compensation

     The Compensation Committee has reviewed the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which, beginning in 1994, limits the deductibility of certain otherwise deductible compensation in excess of $1 million paid to the Chief Executive Officer and the other Named Officers (as hereinafter defined). It is the policy of the Company to attempt to have its executive compensation plans treated as tax deductible compensation whenever, in the judgment of the Compensation Committee, to do so would be consistent with the objectives of that compensation plan.

  Chief Executive Officer Compensation

     In evaluating Dr. Samuel D. Waksal's 2000 performance, the following Company achievements were noted:

     - In November 2000, the Company announced favorable preliminary results from its Phase II study of IMC-C225 in combination with irinotecan in refractory colorectal carcinoma and that it had met its primary endpoint of patient response

     - At the May 2000 meeting of the American Society of Clinical Oncologists ("ASCO"), the Company gave presentations of data on the use of IMC-C225 and chemotherapy in the treatment of colorectal and head and neck refractory cancers

     - During 2000, the Company continued to move toward the filing of a Biologics License Application ("BLA") with the Food and Drug Administration for its Phase II study of IMC-C225 in combination with irinotecan in refractory colorectal carcinoma

     - In 2000, the Company commenced patient treatment in a Phase I clinical study of its lead clinical candidate for angiogenesis inhibition, IMC-ICII in patients with metastatic colorectal carcinoma

     - At the end of 2000, the Company had financial assets of approximately $370,000,000, of which $240,000,000 resulted from the February 2000 private placement of the Company's 5 1/2% convertible notes due 2005. These resources enable the Company to pursue its established strategic goals

     The Company's leadership under both Dr. Samuel D. Waksal and Dr. Harlan W. Waksal has resulted in the Company continuing to progress toward becoming a commercial stage, fully integrated biopharmaceutical company.

                                          Compensation and Stock Option
                                          Committee

                                          Robert F. Goldhammer, Chairman
                                          Richard Barth
                                          David M. Kies
                                          Paul B. Kopperl

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As of December 31, 2000, the members of the Compensation Committee were Richard Barth, Robert F. Goldhammer (Chairman), David M. Kies and Paul B. Kopperl, none of whom is a full-time employee of the Company or any of its subsidiaries or has ever been an officer of the Company or any subsidiaries.

                           SUMMARY COMPENSATION TABLE

     The Summary Compensation Table sets forth the cash and non-cash compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and the four most highly compensated officers (other than the Chief Executive Officer) for the years ended December 31, 2000, 1999 and 1998 who were serving as officers at December 31, 2000 and whose total salary and bonus exceeded $100,000 for the year ended December 31, 2000 (the "Named Officers").

                                                                                             LONG TERM
                                                                                        COMPENSATION AWARDS
                                       ANNUAL COMPENSATION                             ---------------------
                                    -------------------------       OTHER ANNUAL       SECURITIES UNDERLYING    ALL OTHER
                                     SALARY          BONUS          COMPENSATION       OPTIONS AND WARRANTS    COMPENSATION
                              YEAR   ($)(1)          ($)(2)            ($)(3)                 (#)(4)               ($)
                              ----  --------       ----------       ------------       ---------------------   ------------
Samuel D. Waksal............  2000  $500,000       $1,000,000         $     --                      --           $10,435(5)
  President and Chief         1999   300,000          600,000               --               2,000,000            10,435(5)
  Executive Officer           1998   300,000          400,000               --                 600,000            10,435(5)
Harlan W. Waksal............  2000   400,000          800,000               --                      --                --
  Executive Vice President    1999   250,000          500,000               --               1,300,000                --
  and Chief Operating
  Officer                     1998   250,000          300,000               --                 500,000                --
S. Joseph Tarnowski(6)......  2000   204,750          100,000           36,083(9)               24,000                --
  Vice President, Product     1999   195,000           60,000               --                 150,000                --
  and Process Development     1998        --               --               --                      --                --
John B. Landes..............  2000   200,000          100,000               --                  34,000                --
  Senior Vice President,      1999   175,000           25,000               --                      --                --
  Legal and General Counsel   1998   165,000          120,000               --                 270,000                --
Ronald A. Martell(7)........  2000   183,750          100,000               --                  24,000                --
  Vice President,             1999   175,000          100,000               --                 150,000                --
  Marketing and Sales         1998    15,417(7)        25,000(8)       161,216(9)              120,000                --

---------------
(1) Amounts shown include compensation deferred pursuant to Section 401(k) of the Code.

(2) Although the Company has no formal bonus plan, the Compensation Committee, in its discretion, may award bonuses to officers of the Company. The Company has paid bonuses based on individual and Company performance. Amounts shown include awards paid relative to services rendered in each of the last three fiscal years. All bonus awards for each of the last three fiscal years were paid in cash. Bonuses are recorded for the period in which they were earned.

(3) Excludes perquisites and other personal benefits for each Named Officer which did not equal or exceed the lesser of $50,000 or 10% of such individual's base salary and bonus for the years ended December 31, 2000, 1999 and 1998, respectively.

(4) Options to purchase the number of shares of common stock shown are recorded for the period in which they were granted.

(5) Consists of premium payments on a term life insurance policy for Dr. Samuel
    D. Waksal under which his daughters are the beneficiaries.

(6) Dr. Tarnowski commenced employment with the Company in January 1999.

(7) Mr. Martell commenced employment with the Company in November 1998.

(8) This was a sign-on bonus paid to Mr. Martell upon his joining the Company.

(9) Consists of relocation expenses associated with the individual's joining the Company.

                          OPTION GRANTS IN FISCAL 2000

     The following table sets forth certain information relating to stock option grants to the Named Officers during the year ended December 31, 2000.

                                      % OF TOTAL                               POTENTIAL REALIZABLE VALUE AT
                         NUMBER OF     OPTIONS                                    ASSUMED ANNUAL RATES OF
                         SECURITIES   GRANTED TO                               STOCK PRICE APPRECIATION FOR
                         UNDERLYING   EMPLOYEES      EXERCISE                         OPTION TERM(3)
                          OPTIONS     IN FISCAL       PRICE       EXPIRATION   -----------------------------
         NAME             GRANTED#     YEAR(1)     ($/SHARE)(2)      DATE      0%($)    5%($)       10%($)
         ----            ----------   ----------   ------------   ----------   -----   --------   ----------
Samuel D. Waksal.......        --        --                --            --     --     $     --   $       --
Harlan W. Waksal.......        --        --                --            --     --           --           --
John B. Landes.........    34,000(4)      1%         $31.8125      12/20/10     --      679,993    1,723,099
S. Joseph Tarnowski....    24,000(4)      1%         $31.8125      12/20/10     --      479,995    1,216,305
Ronald A. Martell......    24,000(4)      1%         $31.8125      12/20/10     --      479,995    1,216,305

---------------
(1) The Company granted options to purchase a total of 2,585,220 shares of common stock to employees during 2000.

(2) Options were granted to purchase common stock at an exercise price that equaled the fair market value of the common stock on the date of grant.

(3) The amounts set forth in the three columns represent hypothetical gains that might be achieved by the holders if the respective options are exercised at the end of their terms. These gains are based on assumed rates of stock price appreciation of 0%, 5% and 10% compounded annually from the dates the respective options were granted.

(4) These options are exercisable as to 50% of the shares on each of the first and second anniversaries of the date of grant, except that 10,000 of the options held by Mr. Landes are exercisable as to 25% of the shares on each of the first, second, third and fourth anniversaries of the date of grant.

            OPTION AND WARRANT EXERCISES AND VALUES FOR FISCAL 2000

     The following table sets forth option and warrant exercises during the year ended December 31, 2000 by the Named Officers and the value of the options and warrants held by such person on December 31, 2000, whether or not exercisable on such date.

                                                              NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                            OPTIONS/ WARRANTS AT           OPTIONS WARRANTS AT
                            SHARES                          DECEMBER 31, 2000(#)         DECEMBER 31, 2000($)(2)
                          ACQUIRED ON       VALUE        ---------------------------   ---------------------------
NAME                      EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   --------------   -----------   -------------   -----------   -------------
Samuel D. Waksal........   1,450,000     $54,541,150      2,120,000       180,000      $74,347,500    $6,896,250
Harlan W. Waksal........       6,360         306,120      2,430,000       150,000       91,650,575     5,746,875
John B. Landes..........     298,000      12,019,938        209,000       115,000        8,061,063     3,517,687
S. Joseph Tarnowski.....      14,000         560,170         23,500       136,500          831,011     4,456,294
Ronald A, Martell.......      15,000         859,375         82,500       196,500        2,877,188     6,003,750

---------------
(1) The values realized were calculated by multiplying the closing market price of the common stock on the date of exercise by the respective number of shares exercised and subtracting the aggregate exercise price. Accordingly, such values realized assume a sale of such common stock on the date of exercise, however, only 9% of these shares were sold as of April 23, 2001.

(2) The values were calculated by multiplying the closing market price of the common stock on December 31, 2000 ($44.00 per share as reported by the Nasdaq National Market on that date) by the respective number of shares and subtracting the aggregate exercise price, without making any adjustments for vesting, termination contingencies or other variables. If the exercise price of an option or warrant is equal to or greater than $44.00 the option or warrant is deemed to have no value.

OTHER BENEFIT PLANS

     The Company has no defined benefit or defined contribution retirement plans other than the ImClone Systems Incorporated 401(k) Employee Savings Plan (the "Plan") established under Section 401(k) of the Code. Contributions to the Plan are voluntary, and substantially all full-time employees are eligible to participate. For 2000, the Company elected to make voluntary matching contributions equal to 25% of the first 4% of an employee's eligible compensation contributed by the employee, limited to $2,500 per employee. The Company made such a matching contribution for 2000 which totaled $108,000. The Company anticipates evaluating the level of its matching contribution, if any, on an annual basis. For 2001, the Company increased the voluntary matching contribution to 25% of the first 6% of an employee's eligible compensation contributed by the employee, limited to $2,500 per employee.

                         COMMON STOCK PRICE PERFORMANCE

     The graph below provides a comparison of the cumulative total return (assuming reinvestment of dividends) for the Company (which paid no dividends) with The Nasdaq Stock Market (U.S. Companies) Total Return Index and The Nasdaq Pharmaceutical Stocks Total Return Index for the period from December 31, 1995 through December 31, 2000. The graph assumes $100 was invested in ImClone common stock and each of the indexes at the beginning of such period. The Nasdaq Stock Market (U.S. Companies) Total Return Index comprises all domestic common shares traded on the Nasdaq National Market and the Nasdaq SmallCap Market. The Nasdaq Pharmaceutical Stocks Total Return Index represents all companies, including biotechnology companies, trading on Nasdaq classified under the Standard Industrial Classification Code for pharmaceuticals.

        COMPARISON OF FIVE YEAR TOTAL RETURN AMONG IMCLONE COMMON STOCK,
            NASDAQ STOCK MARKET (U.S. COMPANIES) TOTAL RETURN INDEX
              AND NASDAQ PHARMACEUTICAL STOCKS TOTAL RETURN INDEX

                                                     IMCLONE SYSTEMS           NASDAQ U.S. STOCKS         NASDAQ PHARMACEUTICAL
                                                     ---------------           ------------------         ---------------------
12/31/95                                                   100                         100                         100
12/31/96                                                   128                         123                         100
12/31/97                                                   107                         151                         104
12/31/98                                                   119                         213                         132
12/31/99                                                   520                         395                         248
12/31/00                                                   577                         238                         308

                         REPORT OF THE AUDIT COMMITTEE

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

     The Audit Committee (the "Audit Committee") consists of the following members of the Company's Board of Directors: Paul B. Kopperl, Chairman, Richard Barth and William R. Miller. During 2000, Vincent T. DeVita, Jr. also served on the Audit Committee. Each of the members of the Audit Committee is "independent" as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under the written charter adopted by the Board of Directors which is included in this proxy statement as Appendix A.

     The primary functions of the Audit Committee are to monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance and to provide an avenue of communication among the independent auditors, management and the Board of Directors. The primary duties and responsibilities of the Audit Committee are to
(i) review the Company's annual audited financial statements prior to filing with the SEC or distribution to the public; (ii) in consultation with management and the independent auditors, consider the integrity of the Company's financial reporting procedures and controls; (iii) review with management and the independent auditors the Company's quarterly financial statements prior to filing with the SEC or distribution to the public; (iv) periodically perform self-assessment of Audit Committee performance; (v) annually review policies and procedures as well as test results associated with directors' and officers' expense accounts and perquisites; and (vi) annually review a summary of directors' and officers' related party transactions and potential conflicts of interest. The Audit Committee also reviews the performance of the independent auditors and their fees and recommends their selection and engagement to the Board of Directors.

REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000.

     The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with the Company's management and with KPMG LLP, the Company's certified independent public accountants. Such review and discussions included the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee also reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed the independence of KPMG LLP with the Company's management and with that firm.

     Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the SEC. The Audit Committee and Board of Directors have recommended, subject to ratification by the stockholders, that KPMG LLP be selected as the Company's independent certified public accountants for the fiscal year ending December 31, 2001.

     The Audit Committee held three meetings during the fiscal year ended December 31, 2000. The meetings were designed to facilitate and encourage private communication among members of the Audit Committee, the Company's independent certified public accountants and the Company's internal staff responsible for accounting and legal matters.

                                          Audit Committee

                                          Paul B. Kopperl, Chairman
                                          William R. Miller
                                          Richard Barth

                                 PROPOSAL NO. 2

            RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Audit Committee and the Board have selected KPMG LLP as independent certified public accountants for the Company for the year ending December 31, 2001. KPMG LLP has served as the Company's auditor since 1988. The ratification of the selection of independent certified public accountants is to be voted upon at the meeting, and it is intended that the persons named in the accompanying proxy will vote for KPMG LLP. Representatives of KPMG LLP are expected to attend the meeting, to have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed by KPMG LLP in connection with its audit of the Company's annual financial statements for the year 2000 and its review of the financial statements included in the Company's Form 10-Qs during 2000 was $88,300.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage KPMG LLP to provide services for the Company regarding financial information systems design and implementation during 2000.

ALL OTHER FEES

     KPMG LLP billed the Company fees totaling $149,040 for all other services performed during 2000 which related to tax consulting and compliance; the Company's February 2000 offering of 5 1/2% convertible notes; various other SEC filings; and various technical accounting consultation. The Audit Committee has considered whether the provision of all other services by KPMG LLP is compatible with maintaining KPMG LLP's independence and concluded that KPMG LLP is "independent".

     THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP TO ACT AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2001 (PROPOSAL NO. 2 ON YOUR PROXY CARD).

                             STOCKHOLDER PROPOSALS

     A stockholder proposal intended to be presented at the Company's Annual Meeting of Stockholders to be held in 2002 must be received by the Company on or before January 1, 2002 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

     Please complete, sign and date the enclosed proxy card, which is revocable as described herein, and mail it promptly in the enclosed postage-paid envelope.

                                          By Order of the Board of Directors

                                          /s/ John B. Landes
                                          John B. Landes
                                          Secretary

New York, New York
April 23, 2001

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY CARD NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                                                      APPENDIX A

                          IMCLONE SYSTEMS INCORPORATED

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     - Monitor the independence and performance of the Company's independent auditors.

     - Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the NASD. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet approximately three times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditor's review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

  Review Procedures

      1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published in accordance with Securities and Exchange Commission regulations.

      2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

      3. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

      4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

      5. Periodically perform self-assessment of Audit Committee performance.

      6. Annually review policies and procedures as well as test results associated with directors' and officers' expense accounts and prerequisites. Annually review a summary of directors' and officers' related party transactions and potential conflicts of interest.

  Independent Auditors

      7. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

      8. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

      9. Review the independent auditors audit plan -- discuss scope, staffing, locations, reliance upon management, and general audit approach.

     10. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     11. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  Legal Compliance

     12. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  Other Audit Committee Responsibilities

     13. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     14. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     15. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                                                     Appendix B


                          IMCLONE SYSTEMS INCORPORATED

Dear Stockholder:

     Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on this proxy card to indicate how your shares shall be voted, then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

     Your vote must be received prior to the Annual Meeting of Shareholders, May 24, 2001.

     Thank you in advance for your prompt consideration of these matters.


                                            Sincerely,


                                            ImClone Systems Incorporated



                          IMCLONE SYSTEMS INCORPORATED

              PROXY FOR THE MEETING OF STOCKHOLDERS, MAY 24, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert F. Goldhammer, John B. Landes and Samuel
D. Waksal as Proxies each with power of substitution and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of ImClone Systems Incorporated held of record by the undersigned on April 9, 2001 at the Annual Meeting of Stockholders to be held at 10:00 a.m. on May 24, 2001 or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY TO EQUISERVE, THE COMPANY'S TRANSFER AGENT, TO BE RECEIVED NO LATER THAN MAY 23, 2001.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2 and 3.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. ALL JOINT OWNERS SHOULD SIGN. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN OR AS CUSTODIAN FOR A MINOR, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME AND INDICATE THE SIGNER'S OFFICE. IF A PARTNER, SIGN THE PARTNERSHIP NAME.

HAS YOUR ADDRESS CHANGED?

DO YOU HAVE ANY COMMENTS?

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

Mark box at right if you plan to attend the meeting [ ]

Mark box at right if an address change or comment has been noted on the reverse side of this card [ ]

RECORD DATE SHARES:

1)   ELECTION OF DIRECTORS. For: [ ]     Withhold: [ ]   For All Except: [ ]

Nominees:
Richard Barth
Vincent T. DeVita. Jr.
Robert F. Goldhammer
Paul B. Kopperl
David M. Kies
Arnold Levine
John Mendelsohn
William R. Miller
Harlan W. Waksal
Samuel D. Waksal

NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEE(S). YOUR SHARES SHALL BE VOTED FOR THE REMAINING NOMINEE(S).

2) To ratify the appointment of KPMG LLP to serve as the Company's independent certified public accountants for the fiscal year ending December 31, 2001.
     For: [ ] Against: [ ] Abstain: [ ]

3) To consider and act upon any other business as may come before the meeting or any adjournment thereof.

[ ] PLEASE CHECK THIS BOX IF YOU EXPECT TO ATTEND THE MEETING

Please be sure to sign and date this Proxy.

Date:

___________________________________________________________
Stockholder sign here



___________________________________________________________
Co-owner sign here